Exhibit 10 (e)




                                      EXECUTIVE
                                      INCENTIVE
                                        BONUS
                                         PLAN
                                         1997

             The Incentive Bonus Plan for 1997 is based on the following concepts:

             *    Excellent   service  to   our  customers   will  create
                  shareholder value.

             *    Employees must share in the Company s success.

             * Return on Shareholders Equity (ROE) is the measurement of success for the total corporation.

             Here's how the plan works:

             TARGET BONUS

             The target bonus opportunity is a specific percentage of your base salary (as of December 31, 1997) and represents the amount of bonus you will receive if 100% of all performance factors are achieved.

             PERFORMANCE FACTORS

             There  are  two  performance   factors  which  are  used  to
             calculate bonuses:

             * 80% of the bonus calculation will depend on our achievement of the Return on Equity (ROE) target committed to in the Company s business plan for 1997.

             *    20%  of   the  bonus  calculation  will   be  based  on
                  achievement of our corporate goals related to the development of new business for The West Company.

             BONUS CALCULATION

             When the Company s ROE results exceed the target, your bonus will increase as results improve. If the results at least reach the threshold but fall short of the target, your bonus will be something less than your target bonus opportunity. The following scale will be used for calculating bonuses:

                   % of Goal                 % of Bonus
                    Achieved                   Achieved
                         125        -maximum-       150
                         120                        135
                         115                        120
                         110                        110
                         105                        105
                         100         -target-       100
                          95                         95
                          90                         90
                          85                         70
                          80                         50
                    Below 80                          0

             Please notice that as the performance of these two factors exceeds 110% of goal, your bonus opportunity accelerates considerably.


             BONUS PAYOUTS

             Once the year's results are confirmed, your bonus award will be calculated applying appropriate tax deductions. Of the after-tax amount, 75% will be paid in cash (check) and 25% will be converted into shares of common stock of The West Company. These shares will be deposited with an investment firm where accounts are maintained for our Stock Bonus Plan. We encourage you to retain these shares so as to accumulate shares toward your personal stock ownership objective and to take advantage of the Incentive Share opportunities of the Stock Bonus Plan. Here are the highlights of the Stock Bonus Plan and information on your personal stock ownership guideline.

             EXAMPLE

             An executive earning $120,000, whose target bonus is 30%, would have his/her bonus calculated as follows if the Company reaches 112% of its ROE target and 100% of the new business development goals are achieved.

                           Target    Bonus        %Achieved     Bonus %                Bonus $
             ROE    80%  x  Bonus  =  Opp.   x  (from scale) =  Earned x   Salary   =  Earned

             NBD           Target    Bonus                     Bonus %                 Bonus $
             Goals  20%  x  Bonus  =  Opp.   x   % Achieved  =  Earned x   Salary   =  Earned

             ROE    80%  x   30%   =  24%    x      114%     =  27.4%  x  $120,000  =  $32,832

             NBD
             Goals  20%  x   30%   =   6%    x      100%     =    6%   x  $120,000  =  $7,200

                     TOTAL BONUS EARNED                        33.4%      $40,032


             STOCK BONUS PLAN
                 25% of your after-tax annual bonus is paid in shares of The West Company common stock.

                 Participants may elect to commit shares ( Bonus Shares ) to long-term holding by depositing those shares into an authorized account. Shares will be held in the participant's name.

                 If a participant commits to long-term holding, a number of restricted shares ("Incentive Shares") equal to 25% of the committed bonus shares will be issued to the participant.

                 The incentive shares will be legended so that the restrictions lapse at the end of four years from the date of issuance, so long as the bonus shares are continuously held by the participant during that four year period.

                 If a participant retires under The West Company s Salaried Employees' Retirement Plan, the restrictions will lapse, so long as the bonus shares have been retained continuously. He/she will be entitled to receive a portion of the Incentive Shares according to the following schedule:

                 25%  with   at  least  one  but  less  than  two  years
                 continuous ownership of the Bonus Shares.

                 50% with at least two but less than three years continuous ownership of the Bonus Shares.

                 75% with at least three but less than four years continuous ownership of the Bonus Shares.

                 Participants will receive dividends from Bonus Shares and restricted shares as they are declared. These dividends will be reinvested in stock of The West Company.

                 Ownership records will be reviewed annually to verify continuous ownership.

                 The Plan  is authorized  under the  LONG-TERM INCENTIVE
                 PLAN.

             STOCK OWNERSHIP GUIDE

             Your personal stock ownership guideline is ____% of your base salary and is expected to be achieved in 5-7 years from the time the Stock Bonus Plan was implemented (1993) or from the year an individual becomes eligible to participate in the Incentive Bonus Plan.

             MONITORING OUR PROGRESS

             Our   progress  in   achieving  the   ROE  target   will  be
             communicated throughout the year, and your manager will review your individual objectives on a quarterly basis.

             Use   your  TQM   skills   to  lead   the  organization   in
             overachieving our business objectives. You will share in the reward when we succeed.